                                                                   Exhibit 10.77


               2003 VERITAS BONUS PLAN - EXECUTIVE OFFICER - NAME,
                                      TITLE

2003 Executive Officer Annual Compensation shall consist of the following components:

COMPONENT                        AMOUNT       PAID
---------                        ------       ----
Base Salary                     $     --      Regular payroll
EPS Achievement                 $     --      Annually
Revenue Growth Achievement      $     --      Annually
                                --------
                     TOTAL      $     --
                                ========

BASE SALARY

The Base Salary will be paid on a semi-monthly basis.

EPS BONUS

Achieving the earnings per share (EPS) specified in the operating plan, including consideration of first and second half of year actual performance, approved by the Board of Directors shall fund the pool. The 2003 EPS target is $X.XX. The pool shall be funded in accordance with the following plan:

PERFORMANCE     PAYOUT
-----------     ------
   <90%            0
    90%           75%
    95%           90%
    100%         100%
    105%         115%
    110%         150%
    115%         200%
    120%         250%
   >120%         250%

Any intermediate achievement between levels will earn at a proportional amount of bonus.

REVENUE GROWTH BONUS

Achieving the revenue growth specified in the operating plan, including consideration of first and second half of year actual performance, approved by the Board of Directors shall fund the pool. The 2003 Revenue Growth target is XX% over 2002 actual results. The pool shall be funded in accordance with the following plan:

PERFORMANCE     PAYOUT     PERFORMANCE    PAYOUT
-----------     ------     -----------    ------
   <80%            0%          120%         145%
    80%           50%          130%         160%
    90%           75%          140%         175%
    95%           90%          150%         190%
    100%         100%          160%         205%
    110%         115%          167%         250%
    115%         130%         >167%         250%

Any intermediate achievement between levels will earn at a proportional amount of bonus.

PAYMENTS

Actual bonus payments will be determined by measurement of individual performance as determined by the CEO. The CEO shall be responsible for setting recommendations and presenting to the Compensation Committee for approval.

ELIGIBILITY

In order to be eligible to receive a bonus, the individual must be employed by Veritas at the time of payment.

DISCRETION OF THE CEO AND BOARD OF DIRECTORS

Notwithstanding the above, the Company's CEO and/or Compensation Committee of the Board of Directors, at his/its sole discretion, may, for reasonable cause, modify or change this Plan or its implementation at any time.

-------------------------    --------    --------------------------    --------
VERITAS                      Date        Name                          Date